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                                                       Exhibit 23.1

                 CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-3 of our report, dated September 2, 1998, on our audits of the financial statements of Princeton Video Image, Inc. We also consent to the reference to our firm under the caption "Experts".

                                PricewaterhouseCoopers LLP

Princeton, New Jersey
April 15, 1999